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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 17, 1997


                                    0-21602
                            (Commission File Number)


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                             LCI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                       13-3498232
   (State of Incorporation)                                (IRS Employer
                                                        Identification Number)


            8180 Greensboro Drive, Suite 800, McLean, Virginia 22102
              (Address of registrant's principal executive office)


                                  703-422-0220
                         (Registrant's telephone number)


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ITEM 5.  OTHER EVENTS

         On September 17, 1997, LCI International, Inc. ("LCI"), LCI Acquisition Corp., a Delaware corporation and newly formed, wholly-owned subsidiary of LCI ("Merger Sub") and USLD Communications Corp., a Delaware corporation ("USLD") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, LCI will acquire USLD through the merger of Merger Sub with and into USLD. Under the terms of the Merger Agreement, for each of USLD's 16,590,336 outstanding shares of common stock, par value $.01 per share (the "USLD Common Stock"), LCI will exchange a fraction of one share of LCI common stock, par value $.01 per share (the "LCI Common Stock"), having a value of $20.00 based upon the average price of LCI Common Stock for the 20 trading days ending three days before the merger, subject to certain exceptions. Assuming an average price of LCI Common Stock equal to $24.00, LCI would exchange approximately .833 of one share of LCI Common Stock for each outstanding share of USLD Common Stock. If the average price of LCI Common Stock is more than $26.40, the exchange ratio will be fixed at .7576 shares of LCI Common Stock for each outstanding share of USLD Common Stock. If the average price is less than $21.60, the exchange ratio will be fixed at .9259 shares of LCI Common Stock for each outstanding share of USLD Common Stock. If the average price of LCI Common Stock is less than $20.40, either LCI or USLD may terminate the Merger Agreement unless LCI agrees to an exchange ratio that would provide at least $18.90 in value for each outstanding share of USLD Common Stock, based upon the average stock price of LCI Common Stock. The merger is intended to be a tax-free exchange. Consummation of the merger is subject to satisfaction or waiver by the parties of certain closing conditions, including the receipt of regulatory approvals, approvals by the stockholders of USLD and, if required, LCI, pooling of interests treatment and other customary closing conditions. It is expected that the merger will be completed in December 1997.

         The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement which is filed herewith as Exhibit 2 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits.

Exhibit Number                       Title

          2 Agreement and Plan of Merger, dated as of September 17, 1997, by and among LCI International, Inc., LCI Acquisition Corp. and USLD Communications Corp.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      LCI INTERNATIONAL, INC.


                                      By:  /s/ Lee M. Weiner
                                           ------------------------------------
                                               Lee M. Weiner
                                               Vice President - General Counsel

Date:  September 23, 1997




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                                  Exhibit Index



Exhibit Number                 Title                                       Page

          2 Agreement and Plan of Merger, dated as of September 17, 1997, by and among LCI International, Inc., LCI Acquisition Corp. and USLD Communications Corp.